    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998
                                                    REGISTRATION NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           MARINER HEALTH GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                                   04-2272148
(State or Other Jurisdiction of                           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                            125 EUGENE O'NEILL DRIVE
                          NEW LONDON, CONNECTICUT 06320
                    (Address of Principal Executive Offices)

                              --------------------

                     PRISM HEALTH GROUP, INC. 1992 EMPLOYEE,
                     DIRECTOR AND CONSULTANT STOCK PLAN; AND
                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full Title of the Plan)

                              --------------------

                                 DAVID N. HANSEN
                             CHIEF FINANCIAL OFFICER
                           MARINER HEALTH GROUP, INC.
                            125 EUGENE O'NEILL DRIVE
                          NEW LONDON, CONNECTICUT 06320
                     (Name and Address of Agent For Service)

                                 (860) 701-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------
                                   Copies to:

                              MARK H. BURNETT, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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



================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                      PROPOSED              PROPOSED
                                                       MAXIMUM               MAXIMUM
TITLE OF SECURITIES       AMOUNT TO BE              OFFERING PRICE          AGGREGATE               AMOUNT OF
 TO BE REGISTERED          REGISTERED                 PER SHARE           OFFERING PRICE        REGISTRATION FEE
 ----------------          ----------                 ---------           --------------        ----------------

PRISM HEALTH GROUP, INC. 1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

Mariner Health               20,281 shares             $ 4.37             $   88,627.97            $   26.15
Group, Inc.                  34,385 shares             $ 7.71             $  265,108.35            $   78.21
Common Stock,                21,319 shares             $ 6.79             $  144,756.01            $   42.70
$.01 par value(1)            11,689 shares             $ 5.34             $   62,419.26            $   18.41
                                859 shares             $ 3.39             $    2,912.01            $    0.86

OTHER MARINER HEALTH GROUP, INC. EMPLOYEE BENEFIT PLANS

Mariner Health              400,000 shares             $16.25             $6,500,000.00            $1,917.50
Group, Inc.
Common Stock,
$.01 par value(2)

TOTAL:                      488,533 shares                                $7,063,823.60            $2,083.83


      (1) Based on options to purchase 88,533 shares of Mariner Health Group, Inc.'s Common Stock granted as of October 3, 1997 under the Prism Health Group, Inc. 1992 Employee, Director and Consultant Stock Plan (the "Plan"). All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

      (2) Based on options to purchase 400,000 shares of Mariner Health Group, Inc.'s Common Stock granted as of October 3, 1997 under other Mariner Health Group, Inc. employee benefit plans. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.


      This Registration Statement covers an aggregate of 488,533 shares of Common Stock, $.01 par value per share, of Mariner Health Group, Inc. ("Mariner") issuable upon exercise of options granted pursuant to certain employee benefit plans of Prism Health Group, Inc. ("PHG"), which were assumed by

Mariner in connection with transactions between Mariner and PHG, and certain other Mariner benefit plans. PHG was acquired by Mariner on October 3, 1997 pursuant to an Agreement and Plan of Merger dated as of September 12, 1997 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Mariner assumed all of the then outstanding but unexerciseable options granted under the Plan, which consisted of options to purchase an aggregate of 128,750 shares of PHG Common Stock. As a result of the merger, these options are now exercisable for an aggregate of 88,533 shares of Mariner Common Stock, assuming the exercise of all such outstanding options. No additional options or other rights will be granted by Mariner under the Plan. Also, under the terms of the employment agreements contemplated under the Merger Agreement, Mariner granted non-qualified stock options to purchase an aggregate of 400,000 shares of Mariner Common Stock, assuming the exercise of all such options, to certain executive officers of PHG who will be continuing their employment with Mariner.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Mariner Health Group, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 0-21512):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1996.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 filed pursuant to the Exchange Act.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statements on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on April 9, 1993 and November 2, 1995.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal action or proceeding, actions that the indemnified party had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Restated Certificate of Incorporation filed as Exhibit 3.2, 4.2 to the Company's Registration Statement on Form S-1 (File No. 33-60736) and Certificate of Amendment to the Company's Restated Certificate of Incorporation filed as exhibit 4.2 to the Company's Form 10-Q for the quarter ended March 31, 1994, as amended, and to the Registrant's By-Laws, as amended and restated, filed as Exhibits 3.2, 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

Exhibit No.              Description of Exhibit
-----------              ----------------------
    5.1                  Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1                  Consent of Coopers & Lybrand L.L.P.

   23.2                  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

   24.1                  Power of Attorney (found on Page 8 of this Registration Statement)

   99.1                  Prism Health Group, Inc. 1992 Employee, Director and Consultant Stock Plan

   99.2                  Non-Qualified Option Agreement dated as of October 3, 1997 between Mariner and Steven
                         Garfinkle.

   99.3                  Non-Qualified Option Agreement dated as of October 3, 1997 between Mariner and Thomas
                         Dixon.


   99.4                  Non-Qualified Option Agreement dated as of October 3, 1997 between Mariner and
                         Russell Fichera.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New London, Connecticut, on the 29th day of January, 1998.

                                             MARINER HEALTH GROUP, INC.


                                             By: /s/ David N. Hansen
                                                 ------------------------------
                                                 David N. Hansen
                                                 Chief Financial Officer


                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Mariner Health Group, Inc., hereby severally constitute and appoint Arthur W. Stratton, Jr. and David N. Hansen, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Mariner Health Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                              Title(s)                                Date
    ---------                              --------                                ----
    /s/ Arthur W. Stratton                 President, Chairman,                    January 29, 1998
    -------------------------------         Chief Executive Officer
    Arthur W. Stratton, Jr.                 and Director
                                            (principal executive officer)

    /s/ David N. Hansen                    Treasurer, Chief                        January 29, 1998
    -------------------------------         Financial Officer and Director
    David N. Hansen                         (principal financial officer)

    /s/ David C. Fries                     Director                                January 29, 1998
    -------------------------------
    David C. Fries


    /s/ Christopher Grant, Jr.             Director                                January 29, 1998
    -------------------------------
    Christopher Grant, Jr.


    /s/ Samuel B. Kellett                   Director                                January 29, 1998
    --------------------------------
    Samuel B. Kellett


    /s/ Stiles A. Kellett, Jr.              Director                                January 29, 1998
    --------------------------------
    Stiles A. Kellett, Jr.


    /s/ John F. Robenalt                    Director                                January 29, 1998
    --------------------------------
    John F. Robenalt


                                  EXHIBIT INDEX

Exhibit No.               Description of Exhibit
-----------               ----------------------

     5.1                  Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1                  Consent of Coopers & Lybrand L.L.P.

    23.2                  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

    24.1                  Power of Attorney (found on Page 8 of this Registration Statement)

    99.1                  Prism Health Group, Inc. 1992 Employee, Director and Consultant Stock Plan

    99.2                  Non-Qualified Option Agreement dated as of October 3, 1997 between Mariner and Steven
                          Garfinkle.

    99.3                  Non-Qualified Option Agreement dated as of October 3, 1997 between Mariner and Thomas
                          Dixon.

    99.4                  Non-Qualified Option Agreement dated as of October 3, 1997 between Mariner and
                          Russell Fichera.
